Exhibit 10.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment”), dated as of August 20, 2015, is entered into by and between Vringo, Inc., a Delaware corporation (the “Company”), and Andrew D. Perlman (the “Executive”), for purposes of amending the terms of that certain Employment Agreement dated February 13, 2013 (the “Agreement”).

WHEREAS, the Company and Executive desire to extend the time period by three months for the negotiation of a new employment agreement and the expiration of the Agreement by amending certain terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties amend the Agreement and agree as follows:

1. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Agreement.

2. The following shall replace the first sentence of Section 2 of the Agreement:

“The Company hereby agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Effective Date and ending on May 13, 2016, unless sooner terminated in accordance with the provisions of Section 9 below (such period is the "Employment Period").”

3. Executive and the Company acknowledge that this Amendment will extend the time period to commence the Negotiations Period (as defined in the Agreement).

4. Executive acknowledges that this Amendment, the execution thereof, and any communications or negotiations between Executive and the Company related to this Amendment or otherwise, do not constitute a Good Reason termination (as defined in the Agreement) under the Agreement.

5. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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6. This Amendment may be executed in one or more counterparts, any one of which may be by facsimile, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

VRINGO, INC.

By:	/s/ John Engelman
Name:	John Engelman
Title:	Chair of the Compensation
Committee of the Board of Directors

EXECUTIVE:

/s/ Andrew D. Perlman
Andrew D. Perlman

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